UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2015, Michael D. Farkas, the Company’s Chief Executive Officer, was appointed by the Board of Directors to serve as Chairman of the Board of Directors. Governor Bill Richardson will remain a member of our Board of Directors and has agreed to revise his compensation package so that he will be compensated solely for his attendance at meetings of the Board. His compensation for each meeting shall include: (i) 5,000 options to purchase shares of our Common Stock at an exercise price equal to $0.01 above the closing price of our Common Stock on the date of the Board meeting; and (ii) a cash payment of $1,500 or , at the Company’s option, $3,000 worth of Common Stock based on the closing price of our Common Stock on the date of the Board meeting.

The preceding description of the Amendment to Richardson’s Director Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective as of March 24, 2015, we appointed Ira Feintuch as the Company's Chief Operating Officer.

Mr. Feintuch, age 44, commenced employment with the Company in 2009, and was appointed Chief Operating Officer on March 24, 2015. In his more than five years with the Company, Mr. Feintuch has served as Vice President of Operations. In this capacity, Mr. Feintuch has been responsible for the purchasing, installation, and maintenance of EV charging equipment, the selection and management of third-party electricians and service professionals for the Company and its subsidiaries, as well as developing strategic partnerships and collaborative relationships for the Company.

Mr. Feintuch entered into a three-year employment agreement with the Company effective March 24, 2015, pursuant to which he will be compensated at the rate of $250,000 per annum. In addition, Mr. Feintuch will be entitled to receive 1,000,000 shares of Series A Convertible Preferred Stock, 1,500 shares of Series C Convertible Preferred Stock, and 1,500,000 shares of Common Stock.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Bill Richardson’s First Amendment to Director’s Offer Letter Agreement, effective January 30, 2015, by and between Car Charging Group, Inc. and Bill Richardson.
10.2	Executive Employment Agreement effective March 24, 2015 by and between Car Charging Group, Inc. and Ira Feintuch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group Inc.

Dated: April 8, 2015	By:	/s/ Michael Farkas
		Name:	Michael Farkas
		Title:	Chief Executive Officer